UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 11, 2012

KID BRANDS, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	1-8681	22--1815337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Meadowlands Plaza, 8th Floor East Rutherford, New Jersey		07073
(Address of Principal Executive Offices)		(Zip Code)

(Registrant’s telephone number, including area code) (201) 405-2400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3	Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities.

The information required by this item is set forth under Items 5.02 and 8.01 below, which are incorporated by reference herein.

Section 5	Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Departure of Mr. Sabin

Effective at the close of business on September 11, 2012, David C. Sabin resigned as President of Kids Line and CoCaLo. In connection therewith, Mr. Sabin also resigned from all other positions with Kid Brands, Inc. (the “Company”) and its subsidiaries.

In connection with his departure, Mr. Sabin, Kids Line and CoCaLo (the “Employer Group”) executed a Separation and Release Agreement, dated September 11, 2012 (the “Release”), pursuant to which Mr. Sabin will receive severance payments equal to his current base salary, less applicable withholdings, and reimbursement for COBRA premiums, in each case through December 31, 2012. Such severance will be paid in accordance with the Employer Group’s normal payroll practices. In addition, Mr. Sabin will be paid $20,000 as reimbursement for certain expenses related to his temporary housing and automobile in Los Angeles, as well as related moving expenses and certain legal expenses, to be paid pro rata during the severance period. The Company also agreed that the 5,000 restricted stock units (out of an original grant of 25,000 restricted stock units issued to Mr. Sabin on December 11, 2009) scheduled to vest on December 11, 2012 will not be forfeited by Mr. Sabin in connection with his departure, and will vest in accordance with their terms.

The Release contains, among other things, a full mutual irrevocable release of claims by the parties, and a reaffirmation by Mr. Sabin of the non-solicitation restrictions and confidentiality provisions in his employment agreement.

The foregoing description of the Release is a summary and is qualified in its entirety by reference to the full text thereof, which is attached hereto as Exhibit 10.45 and incorporated by reference herein.

In connection with the foregoing, Renee Pepys Lowe has been appointed to the position of President of Kids Line and CoCaLo pursuant to the terms of an agreement between Ms. Lowe and the Company (the “Lowe Agreement”), effective as of September 12, 2012. The material terms of the Lowe Agreement are described in Section 8.01 below, which is incorporated herein by reference thereto. Ms. Lowe founded CoCaLo and served as its President from its acquisition by the Company in April 2008 until August 2010, and prior thereto, since its inception in 1998.

Appointment of COO

Ms. Kerry Carr has been appointed to the position of Executive Vice President and Chief Operating Officer of the Company by the Board of Directors of the Company (the “Board”), effective as of September 12, 2012 (“Commencement Date”).

In connection therewith, Ms. Carr has entered into an employment agreement (“Agreement”) with the Company as of the Commencement Date. The Agreement provides for an annual base salary of $350,000, increasing to $375,000 commencing January 1, 2014. Subsequent base salary increases will be considered annually by the Compensation Committee of the Board in its discretion. Commencing in 2013, Ms. Carr will also be eligible to participate in the Company’s Incentive Compensation Bonus Program (the “ICBP”), described in detail in the Company’s definitive Proxy Statement for its 2012 Annual Meeting of Shareholders. Her annual bonus opportunity for 2013 will range from 0% to 100% of her base salary depending on achievement of specified performance goals, with a potential award of $35,000 for achievement of the Minimum Target, a potential award of $175,000 for achievement of the Target, and a potential award of $350,000 for achievement of the Maximum Target (all as defined in the ICBP), provided that for 2013 only, Ms. Carr is guaranteed a minimum bonus payment of $50,000. The performance goals for Ms. Carr shall be established annually by the Compensation Committee of the Board, and she will have an opportunity to consult with the Compensation Committee with respect to such goals.

Pursuant to the Agreement, on the Commencement Date, or within 30 days thereafter, Ms. Carr will be issued an inducement grant (outside of the Company’s Equity Incentive Plan, as a result of the limited number of shares remaining available for grant thereunder) of stock appreciation rights (“SARs”) having an aggregate grant date fair value (determined in accordance with applicable accounting standards) of not less than $500,000. The SARs may be settled in cash, common stock, or a combination of both, in the sole discretion of the Compensation Committee of the Board, and are generally exercisable for a period of ten years from the date of grant. The SARs will vest at a rate of 20% per year commencing on the first anniversary of the date of grant. Also pursuant to the Agreement, Ms. Carr will be entitled to participate in the Company’s employee benefit plans applicable to senior executives generally.

If the employment of Ms. Carr is terminated by the Company for Cause or by Ms. Carr without Good Reason (each as defined in the Agreement), or by reason of her death or disability, she will be entitled to receive her base salary through the date of termination, accrued vacation and any amounts required under the terms of the Company’s employee benefit plans. If the Company terminates the employment of Ms. Carr without Cause or she terminates such employment for Good Reason, Ms. Carr shall also be entitled to receive base salary continuation, and medical and dental coverage, for six months following termination of employment subject to her execution of a release of claims in a form satisfactory to the Company. Notwithstanding the foregoing, if the employment of Ms. Carr is terminated by the Company without Cause or by Ms. Carr for Good Reason within six months following the consummation of a Change in Control (as defined in the Agreement), the foregoing benefits shall be extended by an additional period of six months.

In the event of disability or death of Ms. Carr while in the employ of the Company, all unexercised SARs will be deemed vested and may be exercised for up to one year (or the exercise period, if shorter) after such event. If Ms. Carr retires, vested unexercised SARs may be exercised within one year of such retirement or the remaining term of the grant, if earlier. If Ms. Carr’s employment is terminated for any other reason, any unexercised SARs will be cancelled and deemed terminated immediately, except that if her employment is terminated by the Company for other than Cause, all unexercised SARs, to the extent vested, may be exercised within 90 days of the date of such event (or the exercise period, if shorter).

The SARs granted to Ms. Carr will be issued pursuant to Rule 506 under the Securities Act of 1933, as amended.

The Agreement includes a restriction against specified competitive activities as well as a non-solicitation provision during Ms. Carr’s employment by the Company and for a period of one year thereafter.

Ms. Carr’s employment is “at will”.

The foregoing description of the Agreement is a summary and is qualified in its entirety by reference to the full text thereof, which is attached hereto as Exhibit 10.46 and incorporated by reference herein.

Ms. Carr, age 49, most recently served the Company as a consultant since June 21, 2012 at a monthly fee of $25,000. Her service included, among other things, consulting on the development of operational metrics for all business units; review and restructuring of the Company’s logistical configuration; development of a unified budget methodology; and assessing the Company’s internal audit function and controls. Ms. Carr’s consulting arrangement with the Company terminated on the Commencement Date.

Prior to serving the Company as a consultant, Ms. Karr served in various roles for almost a decade at Avon Products, Inc., a New York Stock Exchange listed global beauty products company, most recently as Group Vice President – Long Range Business Review Initiative (November 2011-April 2012), where she performed a comprehensive operating and financial assessment of Avon’s global business, and prior thereto as Group Vice President – Global Supply Chain Finance (February 2008-November 2011); Vice President – Finance Transformation (July 2006-March 2008); Vice President (August 2005-July 2006), with responsibility for identifying and overseeing execution of Avon’s multi-year restructuring initiatives; and Vice President – Internal Audit (June 2003-August 2005). Preceding her tenure at Avon, she was Vice President – Internal Audit and Security at AT&T (September 2001-June 2003), and served in various capacities at the Walt Disney Company (1996-2001), including her latest position there as Senior Vice President and CFO – ABC Broadcasting.

Section 8	Other Events

Item 8.01	Other Events

The Lowe Agreement provides for an annual base salary of $350,000, increasing to $375,000 commencing January 1, 2014. Ms. Carr will also be eligible to participate in the ICBP commencing in 2013, with an IC Percentage (as defined in the ICBP) for 2013 of 50%.

Pursuant to the Lowe Agreement, on the date of the commencement of Ms. Lowe’s appointment, or within 30 days thereafter, Ms. Lowe will be issued an inducement grant (outside of the Company’s Equity Incentive Plan, as a result of the limited number of shares remaining available for grant thereunder) of SARs having an aggregate grant date fair value (determined in accordance with applicable accounting standards) of not less than $300,000. The SARs may be settled in cash, common stock, or a combination of both, in the sole discretion of the Compensation Committee of the Board, and are generally exercisable for a period of ten years from the date of grant. The SARs will vest at a rate of 20% per year commencing on the first anniversary of the date of grant. Also pursuant to the Agreement, Ms. Carr will be entitled to participate in the Company’s employee benefit plans and perquisites applicable to senior executives of Kids Line and CoCaLo.

If the employment of Ms. Lowe is terminated by the Company or Kids Line for Cause or by Ms. Carr without Good Reason (each as defined in the Lowe Agreement), or by reason of her death or disability, she will be entitled to receive her base salary through the date of termination, accrued expenses and vacation and any amounts required under the terms of the Company’s or Kids Line’s employee benefit plans. If the Company or Kids Line terminates the employment of Ms. Carr without Cause or she terminates such employment for Good Reason, Ms. Carr shall also be entitled to receive base salary continuation, and medical and dental coverage, for six months following termination of employment (generally subject to a 30-day base salary offset for the applicable termination notice period), as well as a pro-rata portion of any ICBP bonus for the year of termination earned in accordance with the terms of the ICBP, subject to her execution of a release of claims in a form reasonably acceptable to the Company and Kids Line, and a non-compete agreement for the duration of the severance period. Notwithstanding the foregoing, if the employment of Ms. Lowe is terminated by the Company or Kids Line without Cause or by Ms. Lowe for Good Reason within six months following the consummation of a Change in Control (as defined in the Lowe Agreement), the foregoing benefits shall be increased by an additional six months. Severance benefits shall cease upon Ms. Lowe’s subsequent employment.

In the event of disability or death of Ms. Lowe while in the employ of the Company or Kids Line, all unexercised SARs will be deemed vested and may be exercised for up to one year (or the exercise period, if shorter) after such event. If Ms. Lowe retires, vested unexercised SARs may be exercised within one year of such retirement or the remaining term of the grant, if earlier. If Ms. Lowe’s employment is terminated for any other reason, any unexercised SARs will be cancelled and deemed terminated immediately, except that if her employment is terminated by the Company or Kids Line for other than Cause, all unexercised SARs, to the extent vested, may be exercised within 90 days of the date of such event (or the exercise period, if shorter).

The SARs granted to Ms. Lowe will be issued pursuant to Rule 506 under the Securities Act of 1933, as amended.

Ms. Lowe’s employment is “at will”.

The foregoing description of the Lowe Agreement is a summary and is qualified in its entirety by reference to the full text thereof, which is attached hereto as Exhibit 10.47.

On September 12, 2012, the Company issued a press release announcing the appointment of Ms. Carr as Executive Vice President and Chief Operating Officer of the Company, the appointment of Ms. Lowe as President of Kids Line, LLC and CoCaLo, Inc., and the resignation of Mr. Sabin, which press release is attached hereto as Exhibit 99.1.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this report:

Exhibit 10.45 Separation and Release Agreement, dated as of September 11, 2012, among David Sabin, Kids Line, LLC and CoCaLo, Inc.*

Exhibit 10.46 Employment Agreement, dated as of September 12, 2012, between the Company and Kerry Carr.*

Exhibit 10.47 Employment Agreement, dated as of September 12, 2012, between the Company and Renee Pepys-Lowe.*

Exhibit 99.1 Press Release, dated September 12, 2012, announcing the appointment of Ms. Carr as Executive Vice President and Chief Operating Officer of the Company, the appointment of Ms. Lowe as President of Kids Line, LLC and CoCaLo, Inc., and the resignation of Mr. Sabin.

*	Management contract

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2012	KIDS BRANDS, INC.

	By:	/s/ Marc S. Goldfarb
Marc S. Goldfarb Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.45	Separation and Release Agreement, dated as of September 11, 2012, among David Sabin, Kids Line, LLC and CoCaLo, Inc.*

Exhibit 10.46	Employment Agreement dated September 12, 2012 between the Company and Kerry Carr.*

Exhibit 10.47	Employment Agreement, dated as of September 12, 2012, between the Company and Renee Pepys-Lowe.*

Exhibit 99.1	Press Release dated September 12, 2012 announcing the appointment of Ms. Carr as Executive Vice President and Chief Operating Officer of the Company, the appointment of Ms. Lowe as President of Kids Line, LLC and CoCaLo, Inc., and the resignation of Mr. Sabin.

*	Management Contract